UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

RESIDEO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38635	82-5318796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 N. 71st Street,
Suite 550
Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 573-5340

Registrant’s Former Name or Address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	REZI	New York Stock Exchange

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Senior Notes Offering

On June 30, 2026, ADI Escrow Issuer LLC (the “Escrow Issuer”), a direct, wholly-owned subsidiary of ADI Global Distribution Inc. (“ADIG”) and an indirect, wholly-owned subsidiary of Resideo Technologies, Inc. (the “Company”), successfully completed the previously announced offering of $400 million aggregate principal amount of the Escrow Issuer’s 7.125% Senior Notes due 2034 (the “Notes”). The Notes were offered to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act. The Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Notes were issued pursuant to an Indenture, dated June 30, 2026 (the “Indenture”), between the Escrow Issuer and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The net proceeds from the sale of the Notes will be used as part of the financing for the proposed spin-off (the “Spin-Off”) of ADIG from the Company. Pending the consummation of the Spin-Off, the proceeds from the offering were deposited into a segregated escrow account until satisfaction of the conditions precedent to the Spin-Off and certain other escrow release conditions. If such conditions are not met by December 31, 2026, the Notes will be redeemed at 100% of the issue price, plus accrued interest.

In connection with the closing of the Spin-Off and satisfaction of the Escrow Release Condition (as defined in the Indenture), the Escrow Issuer will merge with and into ADI Global Distribution Funding LLC (“ADI Funding”), a direct wholly-owned subsidiary of ADIG which will be the surviving entity and will assume the obligations of Escrow Issuer under the Indenture and the Notes (the “Assumption”).

Notes Guarantees

The Notes are senior secured obligations of the Escrow Issuer and, following the escrow release and the Assumption, the Notes will be senior unsecured obligations of ADI Funding, guaranteed on an senior unsecured basis by ADIG and each of ADIG’s existing and future domestic subsidiaries that guarantees ADIG’s senior credit facilities.

Maturity and Interest Payments

The Notes mature on July 15, 2034. Interest on the Notes accrues at 7.125% per annum and will be paid semi-annually, in arrears, on January 15 and July 15 of each year, commencing January 15, 2027.

Optional Redemption

Prior to July 15, 2029, the Notes may be redeemed, in whole or in part, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, plus the applicable “make-whole” premium set forth in the Indenture. At any time on or after July 15, 2029, the Notes may be redeemed, in whole or in part, at the redemption prices set forth in the Indenture. Up to 40% of the aggregate principal amount of the Notes may be redeemed prior to July 15, 2029 in an amount equal to the net proceeds from certain equity offerings at the redemption price equal to 107.125% of the principal amount thereof plus accrued and unpaid interest, if any.

Certain Covenants and Events of Default

Following escrow release, the Indenture will limit ADIG’s ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness; pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments; make investments; consummate certain asset sales; engage in certain transactions with affiliates; grant or assume certain liens; and consolidate, merge or transfer all or substantially all of ADIG’s assets. Additionally, after the escrow release date and upon certain events constituting a change of control, the holders of the Notes have the right to have their Notes repurchased at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, to (but not including) the date of purchase.

The Indenture also provides for customary events of default, which, if any of them occurs, may cause the principal of and accrued interest on the Notes to become, or to be declared, due and payable. Events of default (subject in certain cases to customary grace and cure periods), include, among others, nonpayment of principal or interest, breach of other covenants or agreements in the Indenture, failure to pay certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable, and certain events of bankruptcy or insolvency.

Credit Agreement

On July 1, 2026, ADI Funding, as borrower, and ADIG, as holdings, entered into a Credit Agreement (the “Credit Agreement”) with the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Credit Facilities and Maturities

The Credit Agreement provides for (i) term loans in an aggregate principal amount of $600 million (the “Term Facility”) and (ii) revolving credit commitments in an aggregate principal amount of $500 million (the “Revolving Facility” and, together with the Term Facility, the “Credit Facilities”). Borrowings are permitted under the Credit Facilities upon completion of the Spin-Off, subject to certain other conditions customary for facilities of this type. The Term Facility will mature, and the term loans thereunder will be required to be repaid, seven years after the Spin-Off, subject to certain extension rights in the discretion of each lender. The Revolving Facility will mature, and all borrowings thereunder will be required to be repaid, five years after the Spin-Off, with certain extension rights in the discretion of each lender. Borrowings under the Term Facility may not be reborrowed once repaid.

Guarantees and Security

The obligations under the Credit Facilities are senior secured obligations and are guaranteed on a senior secured basis by ADIG and, following the completion of the Spin-Off, certain of ADIG’s and ADI Funding’s existing and future direct and indirect wholly owned material subsidiaries organized under the laws of the U.S., any state thereof or the District of Columbia, subject to certain customary exceptions set forth in the Credit Agreement (ADI Funding and the guarantors, collectively, the “Loan Parties”). All obligations of the Loan Parties under the Credit Facilities will be secured by, subject to certain exceptions (including a limitation of pledges of voting equity interests in certain foreign subsidiaries to no more than 65% of such voting equity interests, and certain thresholds and exclusions with respect to real property) a first priority lien on substantially all assets of the Loan Parties. The foregoing guarantees and collateral will also benefit and secure, on a pari passu basis, obligations of the Loan Parties and their restricted subsidiaries under certain swap contracts, cash management arrangements, supply chain financing arrangements and additional letter of credit facilities with lenders under the Credit Facilities or their affiliates.

Interest and Fees

Borrowings under the Term Facility will be denominated in U.S. dollars and will be subject to an interest rate based on, at the option of ADI Funding, either (a) a base rate determined by reference to the highest of (1) the rate of interest last quoted by The Wall Street Journal as the “prime rate” in the U.S., (2) the greater of the federal funds effective rate and the overnight bank funding rate, plus 0.5% and (3) the one month term SOFR rate, plus 1% per annum (“ABR”), plus an applicable margin of 1.75% per annum or (b) a term SOFR rate (“SOFR”) (which shall not be less than zero) plus an applicable margin of 2.75% per annum. Borrowings under the Revolving Facility in U.S. dollars will be subject to an interest rate based on, at the option of ADI Funding, either (a) the ABR, plus an applicable margin that is expected to vary from 0.5% to 1.0% per annum based on ADIG’s consolidated total net leverage ratio or (b) SOFR (which shall not be less than zero) plus an applicable margin that is expected to vary from 1.5% to 2.0% per annum based on ADIG’s consolidated total net leverage ratio. Additionally, borrowings under the Revolving Facility will be available in certain additional permitted foreign currencies, including Euros, Pounds Sterling and Canadian Dollars. Borrowings under the Revolving Facility denominated in such permitted foreign currencies will bear interest based on the applicable reference rate for each such currency customary for financings of this type. Interest payments with respect to the Credit Facilities will be required either on a quarterly basis, at the end of each interest period or, if the duration of the applicable interest period exceeds three months, then every three months, or in the case of borrowings under the Revolving Facility denominated in Pounds Sterling, every month. In addition to paying interest on outstanding borrowings under the Revolving Facility, ADI Funding will be required to pay a quarterly commitment fee based on the unused portion of the Revolving Facility, which will vary from 0.25% to 0.35% per annum based on ADIG’s consolidated total net leverage ratio. ADI Funding will be obligated to make quarterly principal payments throughout the term of the Term Facility according to the amortization provisions set forth therein, as such payments may be reduced from time to time in accordance with the terms thereof as a result of the application of loan prepayments made, if any, prior to the scheduled date of payment thereof.

Certain Covenants and Events of Default

The Credit Agreement contains customary affirmative and negative covenants that, among other things, limit ADIG’s, ADI Funding’s and their restricted subsidiaries’ ability to incur additional indebtedness or liens, to dispose of assets, to make certain fundamental changes, enter into restrictive agreements, to make certain investments, loans, advances, guarantees and acquisitions, to prepay certain indebtedness and to pay dividends, to make other distributions or redemptions/repurchases, in respect of ADIG’s, ADI Funding’s and their respective subsidiaries’ equity interests, to engage in transactions with affiliates or amend certain material documents. In addition, the Revolving Facility contains financial covenants requiring the maintenance of a consolidated total net leverage ratio of, initially, not greater than 4.75 to 1.00, with step-downs to 4.50:1.00, 4.25:1.00, 4.00:1.00 and 3.50:1.00 at the third, fifth, seventh and ninth fiscal quarters ending after the Spin-Off (subject, from and after the ninth fiscal quarter ending after the Spin-Off, to step-ups, at the option of ADI Funding, to 4.00:1.00 for the four consecutive fiscal quarters ending after the consummation of an acquisition that involves aggregate consideration of at least $250 million, subject to certain conditions and limitations), and a consolidated interest coverage ratio of not less than 2.50 to 1.00 beginning with the first fiscal quarter ending after the Spin-Off. The Credit Facilities also contain customary events of default including with respect to a failure to make payments under the Credit Facilities, cross-default, certain bankruptcy and insolvency events and customary change of control events.

Voluntary and Mandatory Prepayments

ADI Funding is permitted to voluntarily prepay borrowings under the Credit Facilities without premium or penalty, subject to a 1.00% prepayment premium in connection with any repricing transaction with respect to the Term Facility in the first six months after the Spin-Off and customary “breakage” costs with respect to certain loans. ADI Funding will be permitted to reduce the commitments under the Revolving Facility, in whole or in part, in each case, subject to certain minimum amounts and increments. The Credit Agreement also contains certain mandatory prepayment provisions in the event that we incur certain types of indebtedness, receive net cash proceeds from certain non-ordinary course asset sales or other dispositions of property, or receive net cash proceeds from certain casualty events with respect to property, in each case subject to thresholds, exceptions and terms and conditions customary for financings of this kind. ADI Funding will be required to make prepayments on the Term Facility, starting with the fiscal year ending on December 31, 2027, equal to 50% of excess cash flow on an annual basis (with step-downs to 25% and 0% subject to satisfaction of certain consolidated total net leverage ratios), subject to thresholds, exceptions and terms and conditions customary for financings of this kind.

Use of Proceeds

The net proceeds of the borrowings under the Term Facility, together with a portion of the proceeds of the issuance of the Notes, will be used to pay a one-time cash dividend to the Company in the amount of approximately $900 million as partial consideration for contribution of the ADI Global Distribution business by the Company to ADIG in connection with the Spin-Off, to pay costs and expenses incurred in connection with the transactions and for general corporate purposes. It is expected that the Revolving Facility will be undrawn in connection with the completion of the Spin-Off. The proceeds of any future borrowings under the Revolving Facility are expected to be used for general corporate purposes.

The foregoing descriptions of the Indenture and the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture and the Credit Agreement, copies of which are attached as Exhibits 4.1 and 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure

On July 1, 2026, the Company announced that its board of directors (the “Board”) has formally approved the Spin-Off of the Company’s ADI Global Distribution business into an independent, publicly traded company named “ADI Global Distribution Inc.” and approved a record date of July 20, 2026 (the “Record Date”) for the pro rata distribution (the “Distribution”) of all of the issued and outstanding common shares of ADIG to the holders of Company common stock as of the close of business on the Record Date (the “Eligible Holders”). The shares of ADIG are expected to be delivered at 5:00 p.m. (eastern time) on August 3, 2026 (the “Expected Distribution Date”) and the Distribution will be deemed effective as of 12:01 a.m. (eastern time) on August 3, 2026. On the Expected Distribution Date, the Eligible Holders are expected to receive one share of ADIG common stock for every two shares of the Company common stock they hold as of the close of business on the Record Date.

Completion of the Distribution and the Spin-Off is subject to, among other things, the satisfaction or waiver of certain closing conditions as set forth in the form of Separation and Distribution Agreement filed with the U.S. Securities and Exchange Commission as part of the registration statement on Form 10 filed with the SEC by ADIG.

A copy of the press release, which includes the matters set forth in Item 7.01 of this Current Report on Form 8-K and announces information regarding “ex-dividend” trading of shares of the Company’s common stock and “when-issued” trading of shares of ADIG’s common stock, is furnished herewith as Exhibit 99.1.

The forward-looking statements contained in this Form 8-K (including any exhibits hereto) are qualified by the information contained under the heading “Forward-Looking Statements” in the press release furnished as Exhibit 99.1 hereto.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this report shall not be deemed to be incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture dated June 30, 2026, among ADI Escrow Issuer LLC, the guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee

10.1^	Credit Agreement dated July 1, 2026, among ADI Global Distribution Inc., ADI Global Distribution Funding LLC, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent

99.1	Press Release dated July 1, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

^	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDEO TECHNOLOGIES, INC.

By:	/s/ Jeannine J. Lane
Name:	Jeannine J. Lane
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: July 1, 2026